SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2011 (August 9, 2011)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386

(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the applicable documents described below.  The discussion is qualified in its entirety by the full text of the Asset Purchase Agreement, the Order Granting Debtor’s (Registrant’s) Motion, and the Findings of Fact and Conclusions of Law in Support of the Order  and other documents, which are attached to this Current Report on Form 8-K as exhibits 10.1 through 10.7.

On August 4, 2011 at approximately 10:00 a.m. PDT, a sale hearing was held to consider the Registrant’s motion under Title 11, Section 363 to approve the sale of substantially all of the assets of the Registrant and it’s wholly owned subsidiaries CTC Cable Corporation, CTC Renewables Corporation, and Stribog Inc, all debtors and debtors-in-possession under US Bankruptcy Court case  no. 8:11-bk-15058 SC.  The hearing was the culmination of an auction process that began on July 8, 2011.  The auction process began with a Sale Procedures Order entered to the Bankruptcy Court on July 8, 2011 which called for an auction process for the assets of the Registrant whereby qualified bidders, consisting of interested parties properly noticed beginning July 8, 2011, would submit competing and qualifying bids by August 2, 2011.  The Registrant’s independent legal counsel reviewed the bids and conducted the auction on August 4, 2011 in accordance with the terms of the Sale Procedures Order.  At the auction on August 4, 2011, independent counsel determined that the auction was conducted under the terms of the Sales Procedures Order and the Sale Motion and was otherwise conducted properly and in good faith, without collusion and in accordance with the Sale Procedures Order.  At the auction, after consideration of all reasonable alternatives and in consultation with the secured and unsecured creditors’ legal advisors, the Registrant selected CTC Acquisition Corporation as the successful bidder.  Prior to, and throughout the auction process, CTC Acquisition Corporation was not affiliated with the Registrant or any of the Registrant’s officers, employees, or agents.

On August 11, 2011 the United States Bankruptcy Court, Central District of California, Santa Ana Division under Case No. 8:11-bk-15058 SC approved an order granting the Registrant’s motion to approved the sale of substantially all of the Registrant’s assets as described in Item 1.01 and listed in Exhibits 10.1 through 10.7 inclusive.  No shares of the Registrant were issued as a result of this transaction.

CTC Acquisition Corporation purchased all of the operating assets of the Registrant excluding:  i) the residual operating cash of the Registrant at the date of closing, ii) certain claims under the Chapter 11 proceedings, iii) $3,000,000 of cash retained in escrow pursuant to the DSME transaction dated September, 2009, and iv) certain residual interests in subsidiaries located in Europe related to the former Dewind business.  Book value of the assets transferred totaled approximately $9.2 million including all accounts receivables, inventories, and fixed assets, all of which approximated fair value.  In addition, CTC Acquisition Corporation acquired all intellectual property of the Registrant including patents, trademarks, copyrights, brands, and other intellectual property.  The book value recorded for these assets was $0.

CTC Acquisition paid approximately $15.4 million for the assets consisting of:  i)   $1.0 million in cash payable to the Registrant, ii)  $10.5 million in assumed senior secured debt, fees and accrued interest, of which $4.0 million will be paid upon closing to the lender and $6.5 million restructured under a 2 year senior secured note payable by CTC Acquisition Corp bearing 8% annual interest, iii) $2.6 million in assumed executory contracts, iv)  $1.0 million in employee related payroll and vacation accrual liabilities, and v) up to $0.3 million of additional payment for premiums on product warranty insurance policies.  At its discretion, CTC Acquisition Corp may elect to assume additional liabilities of the Registrant after the transaction has closed.  After the transaction and before the contemplation of any additional liability assumptions, the registrant will have approximately (unaudited) $4.2 million in assets consisting of $1.1 million of cash, $3.0 million of restricted cash, not all of which may be recoverable, and $0.1 million of other assets.  The amount of the combined and estimated remaining priority, unsecured and administrative claims of the Registrant and its subsidiaries is estimated at approximately $6 million.

After the closing, CTC Acquisition Corp intends to incorporate the acquired assets into a separate, unaffiliated and privately owned company and has issued offer letters of employment to approximately 90% of the Registrant’s employees.

Item 1.03 Bankruptcy or Receivership.

On August 11, 2011 the United States Bankruptcy Court, Central District of California, Santa Ana Division under Case No. 8:11-bk-15058 SC approved an order granting the Registrant’s motion to approve the sale of substantially all of the Registrant’s assets as described in Item 1.01 and listed in Exhibits 10.1 through 10.7 inclusive.  No shares of the Registrant were issued as a result of this transaction.  The Registrant has not exited Chapter 11 proceedings as a result of this transaction and this transaction is not considered to be a Plan of Reorganization.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2011 the Registrant completed the disposition of substantially all of its operating assets as described in Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2011 Messrs. Benton H Wilcoxon and Michael McIntosh resigned their positions as Directors of the Registrant as a result of the impending sale of substantially all of the Registrant’s assets as described in Items 1.01 and 2.01.  Mr. Wilcoxon remained as Chief Executive Officer at the date of his resignation as a Director of the Registrant.  Copies of the resignation letters of Messrs. Wilcoxon and McIntosh are listed as Exhibits 10.8 and 10.9 respectively.

On August 15, 2011, Messrs. Benton H Wilcoxon, Domonic J. Carney, Marvin Sepe, and Stewart Ramsay tendered  their resignations for positions as Chief Executive Officer, Chief Financial Officer & Chief Accounting Officer, Chief Operating Officer, and President of CTC Cable respectively, to be effective immediately after filing this Form 8K as a result of the  sale of substantially all of the Registrant’s assets as described in Items 1.01 and 2.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exh. No.	Description

10.1	Asset Purchase Agreement and related schedules between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.2	Form of Assignment and Assumption Agreement between the Registrant, its subsidiaries, and CTC Acquisition Corp dated as of August 4, 2011 and effective as of August 15, 2011.

10.3	Form of assignment of Intellectual Property between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.4	Form of Bill of Sale between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.5	Sale procedures for asset auction of Registrant and its subsidiaries dated July 8, 2011

10.6
Order Granting Debtors’ Motion (1) Approving the Sale of all asset of the Estate, (2) Authorizing the Assumption and Assignment of certain Executory Contracts; and (3) Authorizing the rejection of the Debtors’ interests, if any, in certain Executory Contracts

10.7	Findings of Facts and Conclusions of law in support of the Order listed in Exhibit 10.6

10.8	Resignation of Benton H Wilcoxon as Director of Composite Technology Corporation

10.9	Resignation of Michael D. McIntosh as Director of Composite Technology Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton H Wilcoxon

Benton H Wilcoxon
Chief Executive Officer

Dated: August 15, 2011

Exhibit Index

Exh. No.	Description

10.1	Asset Purchase Agreement and related schedules between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.2	Form of Assignment and Assumption Agreement between the Registrant, its subsidiaries, and CTC Acquisition Corp dated as of August 4, 2011 and effective as of August 15, 2011.

10.3	Form of assignment of Intellectual Property between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.4	Form of Bill of Sale between the Registrant, its subsidiaries, and CTC Acquisition Corp as Purchaser dated as of August 4, 2011 and effective as of August 15, 2011.

10.5	Sale procedures for asset auction of Registrant and its subsidiaries dated July 8, 2011

10.6
Order Granting Debtors’ Motion (1) Approving the Sale of all asset of the Estate, (2) Authorizing the Assumption and Assignment of certain Executory Contracts; and (3) Authorizing the rejection of the Debtors’ interests, if any, in certain Executory Contracts

10.7	Findings of Facts and Conclusions of law in support of the Order listed in Exhibit 10.6

10.8	Resignation of Benton H Wilcoxon as Director of Composite Technology Corporation

10.9	Resignation of Michael D. McIntosh as Director of Composite Technology Corporation